Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Amendment No. 1 to the registration statement on Form S-3 of SmartFinancial, Inc. of our report dated March 30, 2016, relating to our audit of the consolidated financial statements of SmartFinancial, Inc., which report appeared in annual report on Form 10-K of SmartFinancial, Inc., dated March 30, 2016. We also consent to the reference to our firm under the heading “Experts” in this registration statement.

/s/ Mauldin & Jenkins, LLC

Mauldin & Jenkins, LLC
Chattanooga, Tennessee
December 22, 2016